AMENDMENT TO RIGHTS AGREEMENT

AMENDMENT dated as of November 21, 2005 (this ‘‘Amendment’’), to the Rights Agreement dated as of February 14, 2001 (the ‘‘Rights Agreement’’), by and between ALAMOSA HOLDINGS, INC. (the ‘‘Company’’) and MELLON INVESTOR SERVICES LLC, as Rights Agent (the ‘‘Rights Agent’’).

Pursuant to the terms of the Rights Agreement and in accordance with Section 27 thereof, the following actions are hereby taken prior to executing the Merger Agreement referred to below:

Section 1. Amendment to Rights Agreement. The Rights Agreement is hereby amended as follows:

(a) the definition of ‘‘Acquiring Person’’ in Section 1(A) of the Rights Agreement is amended to add the following sentence at the end thereof:

‘‘Notwithstanding anything in this Agreement to the contrary, none of Sprint or any Affiliate or Associate of Sprint shall be deemed to be an Acquiring Person, either individually or collectively, by virtue of (i) the announcement of the Merger, (ii) the execution of the Merger Agreement, (iii) the consummation of the Merger or of the other transactions contemplated by the Merger Agreement or (iv) the execution of the Stockholders Agreement or the exercise of any rights or performance of any obligations thereunder.’’

(b) the following definitions shall be added to Section 1 of the Rights Agreement and the remaining sections shall be renumbered accordingly:

(RR) ‘‘Merger’’ shall have the meaning assigned to such term in the Merger Agreement.’’

(SS) ‘‘Merger Agreement’’ shall mean the Agreement and Plan of Merger, dated as of November   , 2005, by and among Sprint, AHI Merger Sub Inc. and the Company.’’

(TT) ‘‘Sprint’’ shall mean Sprint Nextel Corporation, a Kansas corporation.

(UU) ‘‘Stockholders Agreement’’ shall mean the Stockholders Agreement, dated as of November   , 2005, among Sprint and the stockholders of the Company who are the initial parties thereto.’’

(c) Section 3(A) of the Rights Agreement is amended to add the following sentence at the end thereof:

‘‘Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as the result of (i) the announcement of the Merger, (ii) the execution of the Merger Agreement, (iii) the consummation of the Merger or of the other transactions contemplated by the Merger Agreement or (iv) the execution of the Stockholders Agreement or the exercise of any rights or performance of any obligations thereunder.’’

(d) The first sentence of Section 7(A) of the Rights Agreement is amended to read in its entirety as follows (for the avoidance of doubt, the remainder of such Section 7(A) is not amended hereby and shall remain in force as written):

‘‘Subject to Section 7(E), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 9(C), Section 11(A)(iii), Section 23(A) and Section 24(B)) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable and an amount equal to any applicable tax or governmental charge, at or prior to the earliest of (i) the Final Expiration Date, (ii) the Redemption Date, (iii) the expiration of the Rights pursuant to Section 13(D) or (iv) the Effective Time (as defined in the Merger Agreement) (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the ‘‘Expiration Date’’).

(e) Section 25(B) of the Rights Agreement is amended to add the following sentence at the end thereof:

‘‘Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to provide any notice pursuant to this Section 25(B) as a result of (i) the announcement of the Merger, (ii) the execution of the Merger Agreement, (iii) the consummation of the Merger or of the other transactions contemplated by the Merger Agreement or (iv) the execution of the Stockholders Agreement or the exercise of any rights or performance of any obligations thereunder.’’

Section 2. Full Force and Effect. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 3. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within the State.

Section 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

Section 5. Certification. The officer of the Company executing this Amendment on behalf of the Company hereby certifies on behalf of the Company that this Amendment complies with the terms of Section 27 of the Rights Agreement.

Section 6. Ratification, Adoption and Approval. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

ALAMOSA HOLDINGS, INC.
By: /s/ David Sharbutt Name: David Sharbutt Title: Chief Executive Officer
MELLON INVESTOR SERVICES LLC, as Rights Agent
By: /s/ Joan B. Martin Name: Joan B. Martin Title: Client Relationship Executive